                                                                   EXHIBIT 10.32

                                 WEED & CO. L.P.

              CAPITAL FORMATION O BUSINESS STRATEGY O LEGAL AFFAIRS

           4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA
             92660 TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
    (949) 475-7730

                                        April 25, 2000


AMRO International, S.A.
c/o Ultrafinanz AG
Grossmuensterplatz AG
Zurich CH-8022 Switzerland

Re: Common Stock Agreement between the Investors Signatory thereto and MediaX Corporation

Ladies and Gentlemen:

This opinion is furnished to you pursuant to the Common Stock Purchase Agreement by and between the investors signatory thereto (the "Investors") and MediaX Corporation, a Nevada corporation (the "Company"), dated as of April 25, 2000 (the "Purchase Agreement"), which provides for the issuance and sale by the Company of Five Hundred Thousand Dollars ($500,000) of the Company's Common. All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

We have acted as counsel for the Company in connection with the negotiation of the Purchase Agreement, the Registration Rights Agreement between the Investors and the Company, dated as of April 25, 2000 (the "Registration Rights Agreement"), and the Escrow Agreement between the Investors, the Company and Epstein Becker & Green, P.C., dated as of April 25, 2000 (the "Escrow Agreement"), and together with the Purchase Agreement and the Registration Rights Agreement (the "Agreements"). As counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection

WEED & CO. L.P.


with the Agreements and the transactions contemplated thereby, and without any independent investigation of any underlying facts or situations.

For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by each Investor in the Agreements and pursuant thereto are true and correct.

Based upon and subject to the foregoing, we are of the opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. To our knowledge, the Company does not have any subsidiaries and does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity other than as disclosed in the SEC Documents.

        2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Shares. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered by the Company and each of the Agreements constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        3. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Articles of Incorporation or Bylaws.

WEED & CO. L.P.


        4. The issuance of the Shares in accordance with the Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended, and will be in compliance with the state securities laws of the Company's principal place of business. When so issued, the Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation or Bylaws or, to our knowledge, in any agreement to which the Company is party.

        5. We have not been engaged to devote substantive attention to any claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

        6. The authorized capital stock of the Company, as of April 24, 2000, consists of 25,000,000 shares of Common Stock, $0.0001 par value per share, of which 7,251,810 shares are issued and outstanding, 10,000,000 shares of Preferred Stock, par value $0.0001, none of which are issued and outstanding. All of such issued and outstanding shares have been duly authorized and are fully paid and non-assessable. No person has rescission rights with respect to any shares of the Company's Common Stock.

        This opinion is furnished to the Investors solely for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.


                                            Very truly yours,



                                            Richard O. Weed
                                            Managing Director/Special Projects